REPURCHASE AGREEMENT

This Agreement (the “Agreement”) is made as of the 16th day of September, 2011 by and among RFG Acquisition II Inc., a Delaware corporation having its offices at c/o RainMaker Financial Group Inc., P.O. Box (the “Company”) and Richard F. Beston, Jr. and John W. Branch (the “Sellers”).

WITNESSETH:

WHEREAS, the Sellers own an aggregate of 2,500,000 shares (the “Shares”) of the Company’s common stock, par value $.0001 per share (“Common Stock”) as set forth on Schedule I hereto; and

WHEREAS, the Sellers desire to sell to the Company, and the Company desires to repurchase the Shares from the Seller, on and subject to the terms of this Agreement;

WHEREFORE, the parties hereto hereby agree as follows:

ARTICLE I
SALE AND PURCHASE OF THE SHARES

1.1.   Sale of the Shares.  Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants and agreements contained in this Agreement, the Sellers shall sell the Shares to the Company, and the Company shall re-purchase the Shares from the Seller, for a purchase price equal to an aggregate sum of twenty-five thousand dollars ($25,000) (the “Purchase Price”), and allocated to the Sellers, as set forth on Schedule I attached hereto.

1.2.   Closing.  The purchase and sale of the Shares shall take place at a closing (the “Closing”) upon the execution and delivery hereof.

1.3.   Deliveries. At the Closing:

(a) The Sellers shall deliver to the Company a certificate representing the Shares, duly endorsed in form for transfer to the Company.

(b) The Company shall deliver the aggregate Purchase Price to the Sellers pursuant to the wire instructions attached hereto as Exhibit A and the Sellers each agree and acknowledge that the delivery of the Purchase Price pursuant to the instructions provided on the attached Exhibit A shall constitute delivery of the Purchase Price to the Sellers pursuant to this Section 1.3(b).

(c) At and at any time after the Closing, the parties shall duly execute, acknowledge and deliver all such further assignments, conveyances, instruments and documents, and shall take such other action consistent with the terms of this Agreement to carry out the transactions contemplated by this Agreement.

ARTICLE II
REPRESENTATIONS, WARRANTIES AND COVENANTS

The Sellers hereby make the following representations and warranties to and covenants with the Company, which shall be true and correct through the date of the Closing as if made on that date:

2.1.   The Sellers have the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder. No consent, approval or agreement of any individual or entity is required to be obtained by the Sellers in connection with the execution and performance by the Sellers of this Agreement or the execution and performance by the Sellers of any agreements, instruments or other obligations entered into in connection with this Agreement.

2.2.   The Sellers own the Shares free and clear of all any and all liens, claims, encumbrances, preemptive rights, right of first refusal and adverse interests of any kind. The Sellers are not a party to any agreement or understanding pursuant to which the Shares are to be transferred.

2.3.   Richard F. Beston, Jr. confirms that he is the President and sole director of the Company immediately prior to the Closing. The Seller and Company also acknowledge that immediately prior to the repurchase contemplated hereby the Company may issue and sell shares of Common Stock to certain purchasers at a per share purchase price that may be lower or higher than the Purchase Price paid for the Shares.

ARTICLE III
TERMINATION

3.1.   Termination by Mutual Agreement.  This Agreement may be terminated at any time by mutual consent of the parties hereto, provided that such consent to terminate is in writing and is signed by each of the parties hereto.

ARTICLE IV
MISCELLANEOUS

4.1.   Entire Agreement.  This Agreement constitutes the entire agreement of the parties, superseding and terminating any and all prior or contemporaneous oral and written agreements, understandings or letters of intent between or among the parties with respect to the subject matter of this Agreement.  No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Agreement, states that it is a modification or amendment of this Agreement and is signed by the parties to this Agreement, or, in the case of waiver, by the party granting the waiver.  No course of conduct or dealing or trade usage or custom and no course of performance shall be relied on or referred to by any party to contradict, explain or supplement any provision of this Agreement, it being acknowledged by the parties to this Agreement that this Agreement is intended to be, and is, the complete and exclusive statement of the agreement with respect to its subject matter.  Any waiver shall be limited to the express terms thereof and shall not be construed as a waiver of any other provisions or the same provisions at any other time or under any other circumstances.

4.2.   Severability.  If any section, term or provision of this Agreement shall to any extent be held or determined to be invalid or unenforceable, the remaining sections, terms and provisions shall nevertheless continue in full force and effect.

4.3.   Notices.  All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier, mail or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, or by facsimile transmission or similar means of communication if receipt is confirmed or if transmission of such notice is confirmed by mail as provided in this Section 4.3.  Notices shall be deemed to have been received on the date of personal delivery or telecopy or attempted delivery.  Notice shall be delivered to the parties at the following addresses:

If to the Company:	RFG Acquisition II Inc.
c/o RainMaker Financial Group Inc.
P.O. Box 586
Orland Park, IL 60462
Phone: (312) 286-4826

With a copy to:	Richardson & Patel LLP
750 Third Avenue
9th Floor
New York, NY 10017
Phone: 212-869-7000
Fax: (917) 677-8165

If to Sellers:	Richard F. Beston, Jr.
c/o RainMaker Financial Group Inc.
650 Warrenville Road, Suite 101
Lisle, IL 60532
Phone: (312) 286-4826

Either party may, by like notice, change the address, person or telecopier number to which notice shall be sent.

4.4.   Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law.

4.5.   Waiver of Jury Trial.  EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN THE EVENT OF ANY SUIT, ACTION OR PROCEEDING TO ENFORCE THIS AGREEMENT OR ANY OTHER ACTION OR PROCEEDING WHICH MAY ARISE OUT OF OR IN ANY WAY BE CONNECTED WITH THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS.

4.6.   Parties to Pay Own Expenses.  Each of the parties to this Agreement shall be responsible and liable for its own expenses incurred in connection with the preparation of this Agreement, the consummation of the transactions contemplated by this Agreement and related expenses.

4.7.   Successors.  This Agreement shall be binding upon the parties and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns; provided, however, that no party may assign this Agreement or any of its rights under this Agreement without the prior written consent of the other parties.

4.8.   Further Assurances.  Each party to this Agreement agrees, without cost or expense to any other party, to deliver or cause to be delivered such other documents and instruments as may be reasonably requested by any other party to this Agreement in order to carry out more fully the provisions of, and to consummate the transaction contemplated by, this Agreement.

4.9.   Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

4.10.   No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties with the advice of counsel to express their mutual intent, and no rules of strict construction will be applied against any party.

4.11.   Headings.  The headings in the Sections of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PURCHASER RFG ACQUISITION II INC.

By: /s/ Richard F. Beston, Jr.
Richard F. Beston, Jr., President

SELLERS

/s/ John W. Branch
John W. Branch /s/ Richard F. Beston, Jr.
Richard F. Beston, Jr.

SCHEDULE I

Seller	No. of Shares	Purchase Price
Richard F. Beston, Jr.	1,250,000	$ 12,500
John W. Branch	1,250,000	$ 12,500

Exhibit A

WIRE INSTRUCTIONS

To be provided under separate cover.